Exhibit 99.1

Porter Bancorp, Inc. Holds Annual Meeting of Shareholders

Shareholders Elect Seven Directors

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 23, 2018--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of Limestone Bank, announced today that its shareholders elected seven directors, approved a non-binding advisory vote on the compensation of the Company’s executives, approved an amendment to the Articles of Incorporation to change the Company’s name to Limestone Bancorp, Inc., approved an amendment to the Articles of Incorporation to extend certain restrictions on share transfer designed to protect the long-term value of accumulated tax benefits, approved the 2018 Omnibus Equity Compensation Plan, and approved a proposal to ratify the appointment of the Company’s independent registered public accounting firm.

John T. Taylor, President and CEO of Porter Bancorp, Inc., stated, “We are pleased that shareholders overwhelmingly approved our corporate name change to Limestone Bancorp, Inc. We have taken significant steps in recent years to reposition our company to improve our profitability and build long-term shareholder value and believe our new name highlights the strong foundation we’ve created for future growth. We expect to complete the name change process on or about June 15, 2018.”

“We recently reported improved financial results for our first quarter of 2018 that benefited from our quality loan production, growth in net interest income and improved expense management. We remain positive about our continued growth and profitability in the coming year.”

At the meeting, shareholders elected the following as directors to serve for a one-year term:

  W. Glenn Hogan – Chairman of Porter Bancorp, Inc. and CEO of Hogan Real Estate, a full service commercial real estate development company headquartered in Louisville, KY
  Michael T. Levy – President of Muirfield Insurance LLC of Kentucky, a Lexington, KY based insurance brokerage firm
  James M. Parsons – Chief Financial Officer of Ball Homes, LLC, a residential real estate development firm headquartered in Lexington, KY
  Bradford T. Ray – Retired Chairman and CEO of Steel Technologies, Inc., a steel processor
  Dr. Edmond J. Seifried – Principal S&B West LLC, a community bank consulting center in Easton, Pennsylvania, and Professor Emeritus at Lafayette College in Easton, Pennsylvania
  John T. Taylor – President and CEO of Porter Bancorp, and President and CEO of Limestone Bank
  W. Kirk Wycoff – Managing Member of Patriot Financial Partners, L.P., a private equity fund focused on investing in community banks, thrifts and other financial service related companies

About Porter Bancorp, Inc.

Porter Bancorp, Inc. (NASDAQ: PBIB) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary Limestone Bank. Our markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. We serve southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. We also have a banking center in Lexington, Kentucky, the second largest city in the state. Limestone Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements that involve risks and uncertainties. Although the Company’s management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company’s customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company’s customers; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer